UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 20, 2008

Farmer Bros. Co.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-1375	95-0725980
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20333 South Normandie Avenue, Torrance, California	90502
(Address of Principal Executive Offices)	(Zip Code)

(310) 787-5200

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

                Form of Equity Award Agreements

On February 20, 2008, the Compensation Committee of the Board of Directors (the “Board”) of Farmer Bros. Co., a Delaware corporation (the “Company”), approved and adopted the following forms of equity award agreements for use in connection with the Farmer Bros. Co. 2007 Omnibus Plan (the “Omnibus Plan”) (which was previously filed as Exhibit 10.1 to the Form 8-K filed by the Company with the SEC on August 29, 2007):

•                                          Form of 2007 Omnibus Plan Stock Option Grant Notice and Stock Option Agreement, the form of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference; and

•                                          Form of 2007 Omnibus Plan Restricted Stock Award Grant Notice and Restricted Stock Award Agreement, the form of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

The names of individual participants, the number of options or shares of restricted stock granted to any individual, the date of grant and the vesting requirements, if any, for each individual grant will be determined at the time of each grant in accordance with the terms of the Omnibus Plan.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

                Equity Awards

Non-Employee Directors

                On February 20, 2008, the Board, in accordance with the provisions of the Omnibus Plan, granted to each of the Company’s non-employee members of the Board 1,300 shares of restricted stock based on the closing price of the Company’s common stock as reported on the Nasdaq National Market on February 20, 2008, the date of grant.  The shares will vest ratably over three years, subject to the non-employee director’s continued service to the Company.  The Board members who received this award were:  Guenter W. Berger, Martin A. Lynch, Thomas A. Maloof, James J. McGarry, John H. Merrell and Carol Farmer Waite.  The foregoing grants are consistent with the Company’s fiscal 2008 director compensation policy.  The awards of restricted stock were granted under the Omnibus Plan pursuant to a Restricted Stock Award Grant Notice and Restricted Stock Award Agreement, the form of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.  The foregoing description of the terms and conditions of the restricted stock awards is qualified in its entirety by reference to the complete terms and conditions of the Omnibus Plan, Restricted Stock Award Grant Notice and Restricted Stock Award Agreement.

Employee Executive Officers

On February 20, 2008, the Compensation Committee of the Board, in accordance with the provisions of the Omnibus Plan, approved grants of non-qualified stock options and restricted stock to certain of the Company’s employees, including the following grants to the Company’s named executive officers:

Name	Title	Shares of Common Stock Issuable Upon Exercise of Options	Shares of Restricted Stock
Roger M. Laverty III	President and Chief Executive Officer	40,000	6,600
Michael J. King	Vice President, Sales	9,000	1,500
John E. Simmons	Treasurer and Chief Financial Officer	9,000	1,500

The stock options have an exercise price equal to $22.70 per share, which was the closing price of the Company’s common stock as reported on the Nasdaq National Market on February 20, 2008, the date of grant.  The stock options have a seven year term expiring on February 20, 2015; and vest ratably over three years.  The stock options were granted under the Omnibus Plan pursuant to a Stock Option Grant Notice and Stock Option Agreement, the form of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.  The foregoing description of the terms and conditions of the stock options is qualified in its entirety by reference to the complete terms and conditions of the Omnibus Plan, Stock Option Grant Notice and Stock Option Agreement.

                The shares of restricted stock vest on February 20, 2011.  The awards of restricted stock were granted under the Omnibus Plan pursuant to a Restricted Stock Award Grant Notice and Restricted Stock Award Agreement, the form of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.  The foregoing description of the terms and conditions of the restricted stock awards is qualified in its entirety by reference to the complete terms and conditions of the Omnibus Plan, Restricted Stock Award Grant Notice and Restricted Stock Award Agreement.

Stock Ownership Guidelines

On February 20, 2008, the Board approved Stock Ownership Guidelines for Directors and Executive Officers.  The Stock Ownership Guidelines generally provide that the Company’s executive officers and non-employee directors are expected to own and hold a minimum number of shares of the Company’s common stock.  A copy of the Stock Ownership Guidelines is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

Item 8.01 Other Events

                Declaration of Quarterly Dividend

                On February 22, 2008, the Company issued a press release announcing the declaration of a quarterly dividend. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

                (d)           Exhibits.

10.1                           Form of 2007 Omnibus Plan Stock Option Grant Notice and Stock Option Agreement

10.2                           Form of 2007 Omnibus Plan Restricted Stock Award Grant Notice and Restricted Stock Award Agreement

10.3                           Stock Ownership Guidelines for Directors and Executive Officers

99.1                           Press Release of Farmer Bros. Co. announcing the declaration of a quarterly dividend

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February 25, 2008

FARMER BROS. CO.

By:	/S/ JOHN E. SIMMONS
Name: John E. Simmons
Title: Treasurer, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of 2007 Omnibus Plan Stock Option Grant Notice and Stock Option Agreement

10.2	Form of 2007 Omnibus Plan Restricted Stock Award Grant Notice and Restricted Stock Award Agreement

10.3	Stock Ownership Guidelines for Directors and Executive Officers

99.1	Press Release of Farmer Bros. Co. dated February 22, 2008 announcing the declaration of a quarterly dividend